EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 163 to Registration Statement No. 02-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the Funds constituting Eaton Vance Mutual Funds Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Mutual Funds Trust, for the year ended October 31, 2010, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts February 24, 2011

SCHEDULE A

Report Date	Fund

December 14, 2010	Eaton Vance U.S. Government Money Market Fund
December 14, 2010	Eaton Vance International Equity Fund
December 14, 2010	Eaton Vance Tax-Managed International Equity Fund
December 14, 2010	Eaton Vance Tax-Managed Multi-Cap Growth Fund
December 14, 2010	Eaton Vance Tax-Managed Small-Cap Value Fund
December 15, 2010	Eaton Vance Tax-Managed Small-Cap Fund
December 15, 2010	Eaton Vance Build America Bond Fund
December 16, 2010	Eaton Vance Government Obligations Fund
December 17, 2010	Eaton Vance Tax-Managed Value Fund
December 17, 2010	Eaton Vance Tax-Managed Mid-Cap Core Fund
December 17, 2010	Eaton Vance Tax-Managed Global Dividend Income Fund
December 17, 2010	Eaton Vance Global Dividend Income Fund
December 20, 2010	Eaton Vance Parametric Structured Emerging Markets Fund
December 20, 2010	Eaton Vance High Income Opportunities Fund
December 21, 2010	Eaton Vance Floating-Rate Fund
December 21, 2010	Eaton Vance Floating-Rate Advantage Fund
December 22, 2010	Eaton Vance Tax-Managed Equity Asset Allocation Fund
December 22, 2010	Eaton Vance Low Duration Fund
December 22, 2010	Eaton Vance Floating-Rate & High Income Fund
December 23, 2010	Eaton Vance International Income Fund
December 27, 2010	Eaton Vance Emerging Markets Local Income Fund
December 27, 2010	Eaton Vance Global Macro Absolute Return Advantage Fund
December 29, 2010	Eaton Vance Global Macro Absolute Return Fund
December 29, 2010	Eaton Vance Strategic Income Fund
December 29, 2010	Eaton Vance Multi-Strategy Absolute Return Fund